Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY
FOR RIGHTS CERTIFICATES ISSUED BY ALON USA ENERGY, INC.

(Please Complete the “Details of my Subscription Rights and the Shares I Elect to Purchase”
on the Reverse Side of this Notice)

This form must be used to exercise your subscription rights pursuant to the rights offering described in the prospectus dated          , 2010 (the “Prospectus”) of Alon USA Energy, Inc., a Delaware corporation (the “Company”), if you wish to exercise your subscription rights, but you do not have sufficient time to deliver the rights certificate evidencing your subscription rights to The Bank of New York Mellon, which is acting as the Company’s subscription agent, prior to 6:00 p.m., New York City time, on          , 2010, unless such time is extended as may be determined by the Company as described in the Prospectus. If you use this form, you may exercise your subscription rights by the following guaranteed delivery procedures:

•	deliver to the subscription agent prior to the expiration of the rights offering the exercise price payment for each share of 8.75% Series A Convertible Preferred Stock (the “Series A Preferred Stock”) you elected to purchase pursuant to the exercise of subscription rights in the manner set forth in the Prospectus and the Instructions for Completion of Alon USA Energy, Inc. Rights Certificates;

•	deliver to the subscription agent prior to the expiration of the rights offering this notice; and

•	deliver the properly completed rights certificate evidencing your subscription rights being exercised and the related nominee holder certification, if applicable, with any required signatures guaranteed, to the subscription agent within three (3) business days following the date you submit this notice.

You should deliver this notice of guaranteed delivery and your payment of the exercise price (unless you decide to wire your payment) to the subscription agent in the following manner:

By Mail: The Bank of New York Mellon c/o BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor P.O. Box [ • ] South Hackensack, NJ 07606	By Facsimile Transmission (for purposes of this notice only): For Eligible Institutions Only: [ • ] For Confirmation Only Telephone: [ • ]	By Hand Delivery or Overnight Courier: The Bank of New York Mellon c/o BNY Shareowner Services Attn: Corporate Action Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

To wire your payment of the purchase price, refer to the wiring instructions on the reverse side of this notice.

YOUR DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THIS NOTICE MUST BE DELIVERED TO THE SUBSCRIPTION AGENT PRIOR TO THE EXPIRATION OF THE RIGHTS OFFERING.

DELIVERY OF THIS NOTICE WITHOUT PAYMENT OF THE EXERCISE PRICE WILL NOT CONSTITUTE A VALID EXERCISE OF YOUR SUBSCRIPTION RIGHTS.

The address and telephone numbers of The Bank of New York Mellon, which is acting as the Company’s information agent, for inquiries, information or requests for additional documentation are: [ • ].

DETAILS OF MY SUBSCRIPTION RIGHTS AND THE SHARES I ELECT TO PURCHASE

(PLEASE FILL IN ALL APPLICABLE INFORMATION)

I (we) represent and warrant that I am (we are) the holder(s) of a rights certificate representing            subscription rights and that my (our) rights certificate cannot be delivered to the subscription agent prior to 6:00 p.m., New York City time, on          , 2010.

I (we) elect to purchase the following shares of Series A Preferred Stock pursuant to my (our) basic subscription right:

A.	I (we) apply for shares of	×	$10	=	$
	Series A Preferred Stock		(Exercise Price)		(Payment)

I (we) have exercised my (our) basic subscription right in full and wish to subscribe for shares pursuant to my (our) over-subscription right:

B.	I (we) apply for shares of	×	$10	=	$
	Series A Preferred Stock		(Exercise Price)		(Payment)

C.	Total Amount of Payment Enclosed (sum of payments in lines A and B above)			=	$

☐  Check this box if you are purchasing shares pursuant to subscription rights purchased or otherwise acquired from someone else and not pursuant to subscription rights granted to you directly by the Company.

I (we) understand that payment of the exercise price for each share of Series A Preferred Stock I (we) have elected to purchase must be received by the subscription agent prior to the expiration of the rights offering. I (we) represent and warrant to the subscription agent and to Alon USA Energy, Inc. that the total exercise price payment above on line “B,” either (check appropriate box):

☐  is being delivered to the subscription agent together with this notice; or

☐	has been delivered separately to the subscription agent and is or was delivered in the manner set forth below (check appropriate box):

☐  certified check drawn upon a U.S. bank payable to the subscription agent; or

☐  cashier’s check drawn upon a U.S. bank or express money order payable to the subscription agent; or

☐	wire transfer of funds to the account maintained by the subscription agent for the purpose of the rights offering at: [ • ].

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of me (us), and every obligation of mine (ours) under this notice of guaranteed delivery shall be binding upon my (our) heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives and my (our) successors and assigns.

I (we) on my (our) own behalf, and in respect of any person(s) on whose behalf, or under whose directions, I am (we are) signing this notice:

•	irrevocably elect to purchase the number of shares of Series A Preferred Stock indicated above upon the terms and conditions specified in the Prospectus;

•	agree that if I (we) fail to pay for the Series A Preferred Stock that I (we) have elected to purchase, you may exercise any remedies available to you under the law; and

•	understand that my (our) exercise of subscription rights may not be withdrawn.

I (we) hereby guarantee that within three (3) business days from the date I (we) submit this Notice of Guaranteed Delivery, I (we) will deliver to the subscription agent the rights certificate representing the subscription rights being exercised pursuant to this Notice of Guaranteed Delivery, with any required signature guarantees and any other required documents.

Name of each purchaser:

Telephone Number(s):

Address of each purchaser:

(Please fill in exactly as name(s) and addresses appear(s) on rights certificate)

Signature of each purchaser:

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name of each purchaser:

Capacity:

Address (including zip code) of each purchaser:

Telephone Number(s):

Rights Certificate No. (if available):

IMPORTANT: AN ELIGIBLE INSTITUTION MUST PROVIDE THE GUARANTEE SET FORTH ON THE NEXT PAGE.

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR RIGHTS CERTIFICATE SIGNATURE GUARANTEE)

The undersigned, a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchanges Medallion Program guarantees that the purchaser will deliver to the subscription agent the rights certificates representing the subscription rights being exercised pursuant to the Notice of Guaranteed Delivery and any other required documents, within three (3) business days from the date this Notice of Guaranteed Delivery is submitted.

Address:

Telephone Number:

Dated:

Name of Firm:

Authorized Signature:

The institution which completes this form must communicate the guarantee to the subscription agent and must deliver or cause the purchaser to deliver the rights certificate to the subscription agent within the time period shown above. Failure to do so could result in a financial loss to such institution.

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